UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 12, 2024

THE REAL GOOD FOOD COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41025	87-1280343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Executive Campus, Suite 155

Cherry Hill, NJ 08002

(Address of Principal Executive Offices; Zip Code)

(856) 644-5624

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A common stock $0.0001 par value per share	RGF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 5.03 regarding the issuance of the Series A Preferred Stock (as defined in Item 5.03) is incorporated herein by reference. The Series A Preferred Stock was issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

The information in Item 5.03 is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on September 20, 2024, The Real Good Food Company, Inc. (the “Company”), entered into various agreements with affiliates of Emblem Investments Fund I, LP (“Emblem”), including a loan agreement for a term loan in a principal amount of $60.0 million (the “Emblem Loan Agreement”) and an exchange agreement (the “Exchange Agreement”), pursuant to which the Company agreed to issue Emblem newly created Class C Units the Company’s subsidiary, Real Good Foods, LLC (the “LLC”) equal to 19.99% of the outstanding fully diluted economic non-voting interests in the LLC immediately after such issuance. In connection with Emblem Loan Agreement, on November 12, 2024, the Company also issued to Emblem 6,876,814 shares of a newly designated series of preferred stock of the Company (the “Series A Preferred Stock”), equal to 19.99% of the voting non-economic interests in the Company outstanding as of September 20, 2024. On November 12, 2024, the Company filed the Certificate of Designation of Series A Preferred Stock (the “Series A Certificate of Designation”) with the Delaware Secretary of State, creating the Series A Preferred Stock and establishing the rights, preferences and other terms of the Series A Preferred Stock, and issued the Series A Preferred Stock. Additionally, the Company amended and restated its Certificate of Incorporation on November 12, 2024, to allow for the issuance of the Series A Preferred Stock, which is filed as Exhibit 3.2 to this current report on Form 8-K and is incorporated herein by reference.

The following is a summary of the material terms of the Series A Certificate of Designation:

•	Shares authorized for potential issuance: 10,000,000, par value $0.0001.

•

Liquidation preference: senior to both Class A Common Stock (“Class A Common Stock”), par value $0.0001 per share, and Class B Common stock, par value $0.0001 per share (“Class B Common Stock” and collectively with the Class A Common Stock, “Common Stock”).

•	Dividend right: holders of Series A Preferred Stock are not entitled to receive dividends, either cash or property.

•

Voting rights: each holder of Series A Preferred Stock is entitled to one vote for each share of Series A Preferred Stock owned, on all matters submitted to a vote of the holders of Common Stock of the Company.

The Exchange Agreement and terms of the Series A Preferred Stock provide that upon approval of the Company’s stockholders, the shares of Series A Preferred Stock issued to Emblem shall be cancelled, and shares of Class B Common Stock shall be issued to Emblem such that Emblem will own 19.99% of the fully diluted voting non-economic interests in the Company immediately after such issuance.

A copy of the Series A Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Designation of Series A Preferred Stock of Real Good Food Company, Inc., dated November 12, 2024.

3.2	Amended and Restated Certificate of Incorporation of the Real Good Food Company, Inc, dated November 12, 2024.

104	Cover Page Interactive Data File (embedded within the inline XRBL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE REAL GOOD FOOD COMPANY, INC.

Date: November 18, 2024	By:	/s/ Tim Zimmer
Tim Zimmer
Chief Executive Officer